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                                                   December 28, 2005

Between :                         [Party A]
                                  Mediobanca Banca di Credito Finanziario S.p.A.
                                  Piazzetta Cuccia, 1
                                  Milano

and :                             [Party B]
                                  Edizione Holding SpA
                                  Calmaggiore, 23
                                  31100 TREVISO

                       ZERO COST COLLAR OPTION TRANSACTION
                       -----------------------------------

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the "2000 Definitions") and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the 2000 Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this confirmation relates. In addition, you and we agree to use all reasonable efforts to promptly negotiate, execute, and deliver an agreement in the form of the ISDA Master Agreement (the "ISDA Form"), with such modification as you and we will in good faith agree. Upon the execution by you and we of such an agreement, this Confirmation will supplement, form a part of, and be subject to, that agreement. All provision contained or incorporated by reference in this agreement, this Confirmation, together with all other documents referring to the ISDA form (each a "Confirmation") confirming transaction (each "a Transaction") entered into between you an we (notwithstanding anything to the contrary in a Confirmation) shall supplement, form a part of, and be subject to an agreement in the form of the ISDA form as if you and we had executed an agreement in such form on the trade Date of the first such Transaction between you and us.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms for the call leg

Option Type :                           Call

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Seller:                           Mediobanca SpA

Buyer :                           Edizione Holding SpA

Strike Price :                    EUR 2,6072,  subject to the declaration by the
                                  Issuer  of a gross  ordinary  dividend  of EUR
                                  0,1093  during the period from,  and including
                                  the Trade Date to and including the Expiration
                                  Date  (the  "Assumed  Dividend").  Should  the
                                  Issuer  declare  an  ordinary   dividend  that
                                  exceeds the Assumed Dividend,  the Calculation
                                  Agent will  reduce the Strike  Price by 100,00
                                  per  cent  of  the   difference   between  the
                                  declared  dividend  and the Assumed  Dividend.
                                  Should the Issuer declare an ordinary dividend that is less than the Assumed Dividend, the Calculation Agent will increase the Strike
                                  Price by 100,00 per cent of the difference between the declared dividend and the Assumed
                                  Dividend.

General Terms for the put leg

Option Type :                     Put

Seller :                          Edizione Holding SpA

Buyer :                           Mediobanca SpA

Strike Price :                    EUR 2,2897,  subject to the declaration by the
                                  Issuer  of a gross  ordinary  dividend  of EUR
                                  0,1093  during the period  from and  including
                                  the Trade Date to and including the Expiration
                                  Date  (the  "Assumed  Dividend").  Should  the
                                  Issuer  declare  an  ordinary   dividend  that
                                  exceeds the Assumed Dividend,  the Calculation
                                  Agent will  reduce the Strike  Price by 100,00
                                  per  cent  of  the   difference   between  the
                                  declared  dividend  and the Assumed  Dividend.
                                  Should the Issuer declare an ordinary dividend that is less than the Assumed Dividend, the Calculation Agent will increase the Strike
                                  Price by 100,00 per cent of the difference between the declared dividend and the Assumed
                                  Dividend.

                               For both the legs:

Trade Date :                      December 28, 2005

Option Style :                    European

Shares :                          Telecom Italia SpA - IT0003497168

Number of Options :               10,000,000,00

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Option Entitlement :              One Share per Option

Premium per Option :              EUR 0,00

Exchange :                        The Italian Stock Exchange

Related Exchange :                The Italian Derivatives Market

Clearance System :                Monte Titoli S.p.A.

Procedure for Exercise

Expiration Time :                 At the close of trading on the Exchange

Expiration Date :                 June 16, 2006

Partial Exercise                  Applicable

Automatic Exercise :              Applicable

Party A's Telephone  Number and   Mediobanca Banca di Credito Finanziario
Telex and/or  Facsimile  Number   S.p.A.
and Contact Details for Purpose
of Giving Notice

                                  Piazzetta Cuccia, 1

                                  Milano

                                  Attention : R. Reali - S. Angelini
                                  Tel. : +39 02 8829 571 - 872
                                  Fax  : +39 02 8829 845

Party  B's   Telephone   Number   Attention: Edizione Holding SpA,
Telephone   Number   and  Telex   Calmaggiore, 23
and/or   Facsimile  Number  and   31100 TREVISO
Contact  Details for Purpose of   Attention: Gianni Mion
Giving Notice                     Amministratore Delegato
                                  Tel 0422 599 613 Fax 0422 411118

Reference Price :                 means the average of the "Prezzo Ufficiale" of
                                  the Shares, on the two business days before the Expiration Date and the Expiration Date
                                  (for the avoidance of doubt this will be an average of three prices), as determined by the Calculation Agent.

Prezzo Ufficiale :                means the price as  published  by the Exchange
                                  at the close of each trading day having the meaning ascribed thereto in the Rules of the Markets Organised and Managed by the Italian
                                  Stock Exchange, as current from time to time.

Settlement Terms

Physical Settlement :             Applicable

Settlement Method Election        Applicable

Otherwise

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Cash Settlement :                 Applicable  if  required  from  Party  B  five
                                  business days before the  Expiration  Date, h.
                                  17.00 Milan time.

Settlement Currency :             Euro

Cash Settlement Payment Date :    Three   Currency   Business   Days  after  the
                                  relevant Valuation Date

Adjustments

Method of Adjustment :            Calculation Agent Adjustment

Extraordinary Events

Consequences of Merger Events :

a) Share-for-Share :              Alternative Obligation

b) Share-for-Other :              Options Exchange Adjustment

c) Share-for-Combined :           Options Exchange Adjustment

Tender Offer :                    Applicable

a) Share-for-Share :              Modified Options Exchange Adjustment

b) Share-for-Other :              Modified Options Exchange Adjustment

c) Share-for-Combined :           Modified Options Exchange Adjustment

For such purposes "Modified Options Exchange Adjustment" means (i) where the specified Options Exchange is the Italian Stock Exchange and Eurex, Options Exchange Adjustment; and (ii) in all other situations, Calculation Agent Adjustment.

Nationalization or Insolvency :   Cancellation and Payment (Calculation Agent
                                  Determination)

Additional Disruption Events :

Change in Law:                    Not Applicable

Failure to Deliver :              Applicable

Insolvency Filing :               Applicable

   Determining Party :            In   respect   of  "Insolvency   Filing",
                                  means Mediobanca.

Hedging Disruption                Not Applicable

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Increased Cost of Hedging         Not Applicable

Loss of Stock Borrow              Not Applicable

Increased Cost of Stock Borrow    Not Applicable

2. Calculation Agent              Mediobanca.

3. Account Details :

Payments to the Seller :          Banca Intesa - Parma

                                  Swift : BCITITMMXXX

                                  In favour of: MEDIOBANCA

                                  Swift: BAMEITMMXXX

                                  Account: 1035/96/41

Payments to the Buyer :           Edizione Holding SpA

                                  Banca Intesa SpA - Treviso
                                  Swift: BCITITMM850
                                  In Favor of: Edizione Holding S.p.A.
                                  Account:

                                  IT59 V030 6912 0300 2997 2020 176

4. Offices

The Office of Party A for the
Transaction is:                   Milano

The Office of Party B for the
Transaction is:                   Treviso

   5. Additional Representations

Non-Reliance                      Applicable

Agreements and Acknowledgements

Regarding Hedging Activities      Applicable

Additional Acknowledgements       Not Applicable

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Confirmed as of the date first above written :

Mediobanca - Banca di Credito Finanziario S.p.A.

By:                               By:

Name :                            Name :

Title :                           Title :

Authorized Signature              Authorized Signature

Edizione Holding SpA

By:                               By:

Name :                            Name :

Title :                           Title :

Authorized Signature              Authorized Signature

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